UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 29, 2007

                        PATIENT SAFETY TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   333-124594               13-3419202
(State or Other Jurisdiction      (Commission File         (I.R.S. Employer
     of Incorporation)                Number)           Identification Number)

             1800 Century Park East, Ste. 200, Los Angeles, CA 90067
               (Address of principal executive offices) (zip code)

                                 (310) 895-7750
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 29, 2007, Patient Safety Technologies, Inc. (the "Company"), on behalf of its subsidiary, SurgiCount Medical, Inc. ("SurgiCount"), entered into an Exclusive License and Supply Agreement (Agreement #1) with A Plus International, Inc. ("A Plus"), a major manufacturer of medical-related products. Pursuant to Agreement #1, A Plus agrees to act as the exclusive manufacturer for SurgiCount's products. A Plus was previously engaged in the manufacturing of SurgiCount's products under a Supply Agreement dated August 10, 2005, but was not previously engaged as its exclusive supplier for those products. Pursuant to Agreement #1, A Plus is granted the exclusive, world-wide license to manufacture and import SurgiCount's products, including the right to sublicense to the extent necessary to carry out the grant. Agreement #1 is a requirements contract, with projections of the maximum/minimum level of required inventory to be provided to A Plus on a quarterly basis. The pricing schedule shall remain at its current price for the first three (3) years of Agreement #1; thereafter, the pricing schedule shall be based upon the Cotlook Index and the RMB exchange rate, as described in Exhibit A to said Agreement #1. The term of Agreement #1 is eight (8) years. The Company cannot reasonably predict or estimate the financial impact of Agreement #1 at this time but believes it to be material.


ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         On January 29, 2007, the Company entered into a subscription agreement ("Agreement #2") with A Plus, pursuant to which the Company sold to A Plus 800,000 shares of the Company's common stock, $.33 par value per share (the
"Common Stock"), at a price of $1.25 per share. The Company received gross proceeds of $500,000 in cash and will receive $500,000 in product over the course of the next twelve (12) months. A Plus will also receive a warrant to purchase shares of the Company's Common Stock (the "Warrant") in the amount of 300,000 warrant shares. The Warrant shall have a term of five (5) years and shall have an exercise price equal to $2.00 per share. Pursuant to Agreement #2, the Company granted A Plus piggyback registration rights to register the resale of the shares of Common Stock.

         Also on January 29, 2007, the Company entered into a subscription agreement ("Agreement #3") with Nite Capital LP ("Nite"), pursuant to which the Company sold to Nite 80,000 shares of the Company's common stock, $.33 par value per share (the "Common Stock"), at a price of $1.25 per share. The Company received gross proceeds of $100,000 in cash. Nite will also receive a warrant to purchase shares of the Company's Common Stock (the "Warrant") in the amount of 40,000 warrant shares. The Warrant shall have a term of three (3) years and shall have an exercise price equal to $2.00 per share. Pursuant to Agreement #3, the Company granted Nite piggyback registration rights to register the resale of the shares of Common Stock.

         Also on January 29, 2007, the Company entered into a subscription agreement ("Agreement #4") with David Wilstein and Susan Wilstein, as Trustees of the Century Trust ("Century"), pursuant to which the Company sold to Century 24,000 shares of the Company's common stock, $.33 par value per share (the "Common Stock"), at a price of $1.25 per share. The Company received gross proceeds of $30,000 in cash. Century will also receive a warrant to purchase shares of the Company's Common Stock (the "Warrant") in the amount of warrant 12,000 warrant shares. The Warrant shall have a term of five (5) years and shall have an exercise price equal to $2.00 per share. Pursuant to Agreement #4, the Company granted Century piggyback registration rights to register the resale of the shares of Common Stock.

         The foregoing sales of the Company's Common Stock were made in a private placement exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the private placement. Each of the warrants and the certificates representing shares or warrant shares contain, or will contain, restrictive legends preventing the sale, transfer or other disposition of such shares, warrant shares or warrants, unless registered under the Securities Act, and each investor was informed by the Company of these restrictions prior to the sale of the shares and warrants.


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

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
--------------------------------------------------------------------------------
10.1 License and Supply Agreement dated January 26, 2007 between Patient Safety Technologies, Inc. and A Plus International, Inc. (Agreement #1)

10.2 Subscription Agreement dated January 26, 2007 between Patient Safety Technologies, Inc. and A Plus International, Inc. (Agreement #2)

10.3 Subscription Agreement dated January 29, 2007 between Patient Safety Technologies, Inc. and Nite Capital, LP. (Agreement #3)

10.4              Subscription  Agreement dated January 29, 2007 between Patient
                  Safety  Technologies,   Inc.  and  David  Wilstein  and  Susan
                  Wilstein, as Trustees of the Century Trust. (Agreement #4)

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PATIENT SAFETY TECHNOLOGIES, INC.


Dated:  February 2, 2007                  By:      /s/ Lynne Silverstein
                                              -------------------------------
                                          Name:    Lynne Silverstein
                                          Title:   President





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